Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 31, 2003, except for Note 13, as to which the date is February 21, 2003 relating to the financial statements and financial statement schedule of Curon Medical, Inc., which appears in Curon Medical, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP San Jose, California May 9, 2003